UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CARMAX, INC.
 (Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-1821055 (I.R.S. Employer Identification No.)
12800 Tuckahoe Creek Parkway Richmond, Virginia (Address of Principal Executive Offices)	23238 (Zip Code)
__________________

CARMAX, INC. 2002 STOCK INCENTIVE PLAN
(AS AMENDED AND RESTATED JUNE 23, 2009)

CARMAX, INC 2002 EMPLOYEE STOCK PURCHASE PLAN
(AS AMENDED AND RESTATED JUNE 23, 2009)
 (Full title of the plan)

Thomas J. Folliard
President and Chief Executive Officer
CarMax, Inc.
12800 Tuckahoe Creek Parkway
Richmond, Virginia 23238
(Name and address of agent for service)

(804) 747-0422
 (Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.50 per share:
CarMax, Inc. 2002 Stock Incentive Plan (as amended and restated June 23, 2009)	4,700,000	$15.79	$74,213,000	$4,141
CarMax, Inc. 2002 Employee Stock Purchase Plan (as amended and restated June 23, 2009)	4,000,000	$15.79	$63,160,000	$3,524
Rights to Purchase Cumulative Participating Preferred Stock, Series A, par value $20.00 per share	(3)	-----	-----	(3)

(1)
The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.

(2)
Estimated solely for the purposes of calculating the registration fee as contemplated by Rules 457(c) and 457(h)(1) of the Securities Act of 1933, as amended, and based on the average of the high ($16.02) and low ($15.55) per share sales prices of CarMax, Inc. Common Stock reported on the New York Stock Exchange on July 29, 2009.

(3)
The Rights to Purchase Cumulative Participating Preferred Stock, Series A, will be attached to and will trade with the shares of Common Stock of the Registrant. The value attributable to such Rights, if any, will be reflected in the market price of the shares of Common Stock. No additional registration fee is required.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and made a part hereof, to the extent that such documents are considered filed with the Commission:

(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended February 28, 2009 (the “Form 10-K”);

(2)
the portions of the Registrant’s definitive Proxy Statement for the Annual Meeting of Shareholders held on June 23, 2009 that have been incorporated by reference into the Form 10-K for the fiscal year ended February 28, 2009;

(3)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2009;

(4)	the Registrant’s Current Reports on Form 8-K, filed on April 2, 2009 (Items 5.02 and 9.01); April 22, 2009; June 26, 2009; and; July 14, 2009; and

(5)	the description of the Registrant’s common stock contained in the Registration Statement on Form 8-A filed on August 7, 2002, under Section 12(b) of the Exchange Act.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, to the extent that such documents are considered filed with the Commission.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                                Description of Securities.

Not applicable.

Item 5.                                Interests of Named Experts and Counsel.

Williams Mullen, counsel to the Registrant, has rendered its opinion that the shares of Common Stock registered hereunder for sale pursuant to the Registration Statement and the terms and conditions of the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated as of June 23, 2009, will be, when issued in accordance with the foregoing, validly issued, fully paid and non-assessable.

The shares of Common Stock registered hereunder for sale pursuant to the Registration Statement and the terms and conditions of the CarMax, Inc. 2002 Employee Stock Purchase Plan, as amended and restated as of June 23, 2009, will be purchased by the Registrant on the open market and therefore do not constitute original issuance securities for which an opinion of counsel is required.

Attorneys employed by Williams Mullen beneficially owned an aggregate of approximately 7,224 shares of Common Stock as of July 14, 2009.

Item 6.                                Indemnification of Directors and Officers.

Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia, as amended (the “Code”), permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his or her good faith belief that he or she has met the standard of conduct prescribed by the Code and furnishes the corporation with a written undertaking to repay any funds advanced if it is ultimately determined that the director has not met the relevant standard of conduct.  In addition, a corporation is permitted to indemnify a director or officer against liability incurred in a proceeding if a determination has been made by the disinterested members of the board of directors, special legal counsel or shareholders that the director or officer conducted himself or herself in good faith and otherwise met the required standard of conduct. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which a director or officer is adjudged to be liable to the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification against the reasonable expenses incurred by a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

The Articles of Incorporation, as amended, of the Registrant contain provisions indemnifying the directors and officers of the Registrant against all liabilities and reasonable expenses incurred in a legal proceeding, except as are incurred because of the individual’s willful misconduct or knowing violation of the criminal law or as are otherwise impermissible.  Advances and reimbursements are to be made upon the receipt of an undertaking from the indemnitee to repay the same if it is ultimately determined that such person is not entitled to indemnification.

In addition, the Articles of Incorporation, as amended, of the Registrant eliminate the personal liability of the Registrant’s directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by Virginia law.

The Registrant maintains a standard policy of directors’ and officers’ liability insurance.

Item 7.                                Exemption from Registration Claimed.

Not applicable.

Item 8.                                Exhibits.

The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

4.1
CarMax, Inc. Amended and Restated Articles of Incorporation, effective June 6, 2002, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed October 3, 2002 (Filed No. 1-31420), is incorporated by this reference.

4.2
CarMax, Inc. Articles of Amendment to the Amended and Restated Articles of Incorporation, effective June 6, 2002, filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed October 3, 2002 (File No. 1-31420), is incorporated by this reference.

4.3	CarMax, Inc. Bylaws, as amended and restated April 20, 2009, filed as Exhibit 3.1 to CarMax’s Current Report on Form 8-K, filed April 22, 2009 (File No. 1-31420), is incorporated by this reference.

4.4
Rights Agreement dated as of May 21, 2002, between CarMax, Inc. and Wells Fargo Bank Minnesota, N.A., as Rights Agent, filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4/A filed June 6, 2002 (File No. 333-85240), is incorporated by this reference.

4.5
Appointment, Assignment and Assumption Agreement, dated as of November 28, 2008, between CarMax, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, filed as Exhibit 4.2 to CarMax’s Quarterly Report on Form 10-Q, filed January 8, 2009 (File No. 1-31420), is incorporated by this reference.

4.6
CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated June 23, 2009, filed as Exhibit 10.1 to CarMax’s Current Report on Form 8-K, filed June 26, 2009 (File No. 1-31420), is incorporated by this reference.

4.7
CarMax, Inc. 2002 Employee Stock Purchase Plan, as amended and restated effective July 23, 2009, filed as Exhibit 10.1 to CarMax’s Quarterly Report on Form 10-Q, filed July 9, 2009 (File No. 1-31420), is incorporated by this reference.

5.1	Opinion of Williams Mullen.*

23.1	Consent of Williams Mullen (included in Exhibit 5.1). *

23.2         Consent of KPMG LLP.*

24.1         Powers of Attorney.*
____________
*Filed herewith.

Item 9.                                Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Goochland County, Commonwealth of Virginia, on this 30th day of July 2009.

CARMAX, INC.

By:          /s/ Thomas J. Folliard
Thomas J. Folliard
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Thomas J. Folliard	President, Chief Executive Officer and Director	July 30, 2009
Thomas J. Folliard
/s/ Keith D. Browning	Executive Vice President, Chief Financial Officer, Chief Accounting Officer and Director	July 30, 2009
Keith D. Browning
*	Director	July 30, 2009
Ronald E. Blaylock
*	Director	July 30, 2009
James F. Clingman, Jr.
*	Director	July 30, 2009
Jeffrey E. Garten
*	Director	July 30, 2009
Shira D. Goodman

*	Director	July 30, 2009
W. Robert Grafton
*	Director	July 30, 2009
Edgar H. Grubb
*	Director	July 30, 2009
Hugh G. Robinson
*	Director	July 30, 2009
Thomas G. Stemberg
*	Director	July 30, 2009
Vivian M. Stephenson
*	Director	July 30, 2009
Beth A. Stewart
*	Director	July 30, 2009
William R. Tiefel

* Thomas J. Folliard, by signing his name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission as part of this Registration Statement.

Date: July 30, 2009	/s/ Thomas J. Folliard
Thomas J. Folliard
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number                                                Description of Exhibit

4.1
CarMax, Inc. Amended and Restated Articles of Incorporation, effective June 6, 2002, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed October 3, 2002 (Filed No. 1-31420), is incorporated by this reference.

4.2
CarMax, Inc. Articles of Amendment to the Amended and Restated Articles of Incorporation, effective June 6, 2002, filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed October 3, 2002 (File No. 1-31420), is incorporated by this reference.

4.3	CarMax, Inc. Bylaws, as amended and restated April 20, 2009, filed as Exhibit 3.1 to CarMax’s Current Report on Form 8-K, filed April 22, 2009 (File No. 1-31420), is incorporated by this reference.

4.4
Rights Agreement dated as of May 21, 2002, between CarMax, Inc. and Wells Fargo Bank Minnesota, N.A., as Rights Agent, filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4/A filed June 6, 2002 (File No. 333-85240), is incorporated by this reference.

4.5
Appointment, Assignment and Assumption Agreement, dated as of November 28, 2008, between CarMax, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent, filed as Exhibit 4.2 to CarMax’s Quarterly Report on Form 10-Q, filed January 8, 2009 (File No. 1-31420), is incorporated by this reference.

4.6
CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated June 23, 2009, filed as Exhibit 10.1 to CarMax’s Current Report on Form 8-K, filed June 26, 2009 (File No. 1-31420), is incorporated by this reference.

4.7
CarMax, Inc. 2002 Employee Stock Purchase Plan, as amended and restated effective July 23, 2009, filed as Exhibit 10.1 to CarMax’s Quarterly Report on Form 10-Q, filed July 9, 2009 (File No. 1-31420), is incorporated by this reference.

5.1	Opinion of Williams Mullen.*

23.1	Consent of Williams Mullen (included in Exhibit 5.1). *

23.2         Consent of KPMG LLP.*

24.1         Powers of Attorney.*
____________
*Filed herewith